Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH PROVIDES PRELIMINARY UPDATE ON FOURTH-QUARTER AND FULL-YEAR 2020 FINANCIAL RESULTS AND BUSINESS RECOVERY

LAVAL, Quebec, Jan. 12, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) will provide a preliminary update on its fourth-quarter and full-year 2020 financial results and the continued pace of its business recovery from the COVID-19 pandemic tomorrow, Jan. 13, 2021, during a fireside chat at 10 a.m. ET at the 39th Annual J.P. Morgan Healthcare Conference.

Bausch Health expects its revenue in the fourth quarter of 2020 will be greater than $2.20 billion. For the full year of 2020, the Company anticipates it will outperform the high end of its latest revenue guidance range of $7.80 – $8.00 billion.1

“Bausch Health’s preliminary fourth-quarter and full-year 2020 financial results demonstrate that our Company is continuing its business recovery from the effects of the COVID-19 pandemic driven by strong execution across our businesses. For the full year of 2020, we anticipate our revenue will outperform the high end of our latest revenue guidance range, and we also expect a strong finish to the year with regard to Adjusted EBITDA (non-GAAP),” said Joseph C. Papa, chairman and CEO, Bausch Health. “We look forward to releasing our full financial results for the fourth quarter and full year of 2020 next month.”

Additionally, due to strong cash flow in the fourth quarter of 2020, Bausch Health expects to exceed $1 billion in cash generated from operations for the full year of 2020. In total, the Company repaid approximately $900 million of debt in 2020 from cash generated from operations and more efficient cash management, and has no debt maturities or mandatory amortization payments until 2024.

Bausch Health Will Publish Company Update Presentation on Jan. 13, 2021 at 7:00 a.m. ET
Bausch Health will publish a brief company update presentation tomorrow, Jan. 13, 2021, at 7 a.m. ET, that is designed to complement the remarks provided by management at the 39th Annual J.P. Morgan Healthcare Conference. The presentation will provide an overview of the Company’s recent performance and offer insight into future catalysts for 2021 and beyond.

The presentation will be available on the Investor Relations page of the Bausch Health Companies Inc. website at: https://ir.bauschhealth.com/events-and-presentations/2021. A live webcast and audio archive of the fireside chat will also be available on the Investor Relations page of the Company’s website.

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1 Based on guidance reaffirmed in November 2020.

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About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.

Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements related to the Company’s preliminary update on fourth-quarter 2020 and full-year 2020 financial results (including anticipated range of revenue and expectations regarding adjusted EBITDA) and expected cash generated from operations. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the Company’s preliminary update on its 2020 financial results, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2020 full-year guidance with respect to expectations regarding base performance and management’s belief regarding the impact of the COVID-19 pandemic and associated responses on such base performance and the operations and financial results of the Company generally, and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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